                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-69121) and related Prospectus of Apartment Investment and Management Company for the registration of Class A Common Stock and Class B Cumulative Convertible Preferred Stock and to the incorporation by reference therein of our reports (i) dated June 26, 1998 with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Cirque Apartment Communities included in Apartment Investment and Management Company's Current Report on Form 8-K dated November 2, 1998 and (ii) dated November 10, 1998 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Calhoun Beach Club Apartments included in Apartment Investment and Management Company's Current Report on Form 8-K dated December 21, 1998, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

Denver, Colorado

January 15, 1999